EXHIBIT 3

                             Joint Filing Agreement

     The undersigned hereby acknowledge and agree that the foregoing statement on Schedule 13D with respect to the shares of Common Stock, par value $.001 per share, of Software Spectrum, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


Dated: May 8, 2002                      LEVEL 3 COMMUNICATIONS, INC.

                                        By: /s/ Neil J. Eckstein
                                            ------------------------------
                                            Name:  Neil J. Eckstein
                                            Title: Vice President


                                        ELDORADO MARKETING, LLC

                                        By: /s/ Neil J. Eckstein
                                            ------------------------------
                                            Name:  Neil J. Eckstein
                                            Title: Vice President


                                        ELDORADO ACQUISITION THREE, INC.

                                        By: /s/ Neil J. Eckstein
                                            ------------------------------
                                            Name:  Neil J. Eckstein
                                            Title: Vice President